Exhibit 99.1


             Pharmion Appoints Andrew Allen as Chief Medical Officer

 Newly-created position and team to provide experienced translational medicine capability and significantly enhance clinical development

     BOULDER, Colo., May 18, 2006 - Pharmion Corporation (NASDAQ:PHRM) today announced the appointment of Dr. Andrew R. Allen to the newly-created role of Chief Medical Officer at Pharmion. Most recently, Dr. Allen served as Vice President of BioPharma Development and Head of the Oncology Therapeutic Unit for Chiron.

     "We are delighted that Andrew has chosen to join Pharmion, as his tremendous experience in oncology development and translational medicine will greatly extend Pharmion's clinical development capability," said Patrick J. Mahaffy, Pharmion's president and CEO. "We are also enthusiastic about his recruitment of a team with clinical and preclinical experience to develop a translational medicine competency at Pharmion that will enhance our ability to lead the development of epigenetic therapy for cancer and to potentially support additional products that may be complementary to our existing portfolio."

     Dr. Allen joins Pharmion at an important juncture in the company's evolution, just months after the completion of two product in-licensing deals and senior management's public commitment to significantly increase the company's research and development funding for its four products in clinical development. Pharmion is establishing a leadership position in the field of epigenetics, which is believed to be among the most exciting areas of cancer research today. Pharmion currently has two epigenetic cancer drugs approved or in development, including Vidaza(R) (azacitidine for injectable suspension), a DNA demethylating agent, and MGCD0103, an HDAC inhibitor that is the subject of a robust Phase I/II program.

     At Chiron, Dr Allen's team initiated clinical development of three early-stage oncology drugs, both small molecules and biologics, and worked extensively to apply biomarkers and diagnostics to the process of early drug development. His team also collaborated closely with academia, and pioneered a clinical partnership with the Multiple Myeloma Research Consortium. Previously, Dr. Allen served as global project head in Abbott Laboratories' oncology franchise, and prior to that he progressed through positions of increasing responsibility at McKinsey & Company, in the development and execution of business strategies for top-tier biotechnology and pharmaceutical companies, with a focus on oncology.

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Pharmion Corporation Appoints Allen CMO
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Dr. Allen qualified in Medicine at Oxford University and earned his Ph.D. from the Imperial College of Science, Technology and Medicine in London. Dr. Allen also obtained post-graduate internal medicine qualification as a Member of Royal College of Physicians (MRCP).

About Pharmion
Pharmion is a biotechnology company focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the U.S., Europe and additional international markets. Pharmion has a number of products on the market including the world's first approved epigenetic cancer drug, Vidaza(R), a DNA demethylating agent. For additional information about Pharmion, please visit the company's website at www.pharmion.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Pharmion's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include the status and timing or regulatory approvals for Pharmion's product candidates; the impact of competition from other products under development by Pharmion's competitors; the regulatory environment and changes in the health policies and structure of various countries; acceptance and demand for new pharmaceutical products and new therapies, uncertainties regarding market acceptance of products newly launched, currently being sold or in development; Pharmion's ability to successfully acquire rights to, develop and commercialize additional pharmaceutical products; failure of third-party manufacturers to produce the product volumes required on a timely basis, fluctuations in currency exchange rates, and other factors that are discussed in Pharmion's filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and Pharmion undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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